UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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☒ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Constellation Energy Partners LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

Constellation Energy Partners LLC

1801 Main Street, Suite 1300

Houston, Texas 77002

November   , 2013

Dear Unitholder:

You are invited to attend our 2013 annual meeting of unitholders to be held on Thursday, December 5, 2013, beginning at 8:00 a.m. local time at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002. Enclosed is our 2012 Annual Report for your review.

Since our last meeting, the board of managers, executive officers and other employees of the Company have taken important strides along our strategic path aimed at returning value to unitholders. Having managed through challenging economic and market conditions, we have strengthened our balance sheet, refinanced our credit facility, optimized our asset portfolio and entered into a potentially transformative business relationship with Sanchez Oil & Gas Corporation and its affiliate, Sanchez Energy Partners I, LP. In addition to the immediate benefits from the assets acquired in the transaction, we believe that this new relationship provides a means to achieving enhanced deal flow through future asset contributions or joint acquisitions, as well as the opportunity to leverage the skills of a proven operator with an outstanding technical team and experience that spans across multiple basins in the U.S.

At the 2013 annual meeting, common unitholders will be voting on the following four business matters:

•	to elect three Class B managers;
•	to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for fiscal year 2012 as disclosed in this proxy statement;
•	to provide an advisory and non-binding vote on the frequency of the unitholder vote on executive compensation;
•	to ratify the appointment of our independent registered public accounting firm for 2013; and

such other matters as may properly come before the meeting, or any adjournment or postponement thereof.

The common unitholders will be entitled to vote on all four matters, and the Class A unitholders will be entitled to vote on all matters excepting the election of Class B managers. Please consider the matters to be presented and vote your common units as promptly as possible.

During the annual meeting, we also will bid farewell to one of our current Class B managers, John Seitz, as he departs to work on another commercial venture. On behalf of the Company, I extend heartfelt thanks to John for his tireless work with the board of managers, helping guide us from the IPO to where we are today. To replace John, the board of managers has nominated Alan Bigman, who the board of managers believes is a well-qualified candidate. Alan's diverse experience and expertise will prove especially valuable as we continue our growth efforts in the coming years.

Your vote is especially important during this transformative year. Whether or not you plan to attend the 2013 annual meeting, please complete the Company’s WHITE PROXY CARD, and return it to us to ensure your units are voted. If you hold your units through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your units.

Thank you for voting.

Sincerely,

Richard S. Langdon

Chairman of the Board

Constellation Energy Partners LLC

1801 Main Street, Suite 1300

Houston, Texas 77002

Notice of Annual Meeting of Unitholders

To the Owners of Common Units and Class A Units of Constellation Energy Partners LLC:

Our 2013 annual meeting of unitholders will be held on Thursday, December 5, 2013 at 8:00 a.m. local time at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 to:

1.	elect three Class B managers;
2.	approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for fiscal year 2012 as disclosed in this proxy statement;
3.	provide an advisory and non-binding vote on the frequency of the unitholder vote on executive compensation;
4.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2013; and
5.	transact any other business that properly comes before the meeting, or any adjournment or postponement thereof, by or at the direction of the board of managers.

The board of managers recommends utilizing the WHITE PROXY CARD to vote:

•	“FOR” each of the three Class B managers nominated by the Company's board of managers, Messrs. Bachmann, Bigman and Langdon;
•	"FOR" approval of the compensation of the Company's named executive officers for fiscal year 2012 as disclosed in this proxy statement;
•	for holding an advisory vote on executive compensation every "THREE YEARS;" and
•	"FOR" the ratification of the independent registered public accounting firm.

We discuss the above business matters in more detail in the attached proxy statement.

Only holders of record of our outstanding common units and Class A units at the close of business on October 25, 2013 will be entitled to notice of, and to vote at, the 2013 annual meeting.

Elizabeth A. Evans

Secretary

November    , 2013

Important Notice Regarding the Availability of Proxy Materials

for the Unitholder Meeting to Be Held on December 5, 2013:

The Proxy Statement and 2012 Annual Report are available at

www.envisionreports.com/cep

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Constellation Energy Partners LLC

Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the annual meeting, and how many votes do they have?

With respect to Proposal No. 1, holders of record of our common, or Class B, units who owned common units as of the close of business on October 25, 2013 may vote at the 2013 annual meeting. Each common unit has one vote. There were 28,463,746 common units outstanding and entitled to vote on the record date. With respect to Proposal Nos. 2, 3 and 4, holders of record of our Class A units who owned Class A units as of the close of business on October 25, 2013 may also vote at the meeting. Each Class A unit has one vote. There were 1,615,017 Class A units outstanding and entitled to vote on the record date. The Class A units are not entitled to vote on Proposal No. 1. There are no rights of appraisal or similar rights of dissenters arising from any of the Proposals to be acted on at the meeting.

When were the enclosed solicitation materials first given to unitholders?

The enclosed Annual Report and white proxy card were first sent, or given, to unitholders on or about November  , 2013.

How can I access the proxy materials over the Internet?

You can view the proxy materials for the 2013 annual meeting on the Internet at www.envisionreports.com/cep by using your control number which can be found on your white proxy card or voting instruction form.

Our proxy materials are also available on our website at www.constellationenergypartners.com.

What is a quorum of unitholders?

A quorum is the presence at the annual meeting in person or by proxy of a majority of each class of unitholders then outstanding and entitled to vote. Because there were 28,463,746 common units outstanding and eligible to vote on October 25, 2013, the presence in person or by proxy of 14,231,874 common units is a required to constitute a quorum with respect to the common units. Because there were 1,615,017 Class A units outstanding and eligible to vote on October 25, 2013, the presence in person or by proxy of 807,509 Class A units is required to constitute a quorum with respect to the Class A units. We must have a quorum of both the common units and the Class A units to conduct business at the meeting.

How many votes does it take to pass each matter?

If a quorum of unitholders is present at the meeting:

•	the three Class B manager nominees who receive the most votes cast by holders of common units will be elected;
•	the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of common units and Class A units, voting together as a single class, will be required to approve the compensation of the Company’s named executive officers for fiscal year 2012 as disclosed in this proxy statement, although your vote is advisory and will not be binding on our board of managers or the Company;
•	a plurality of the votes cast at the meeting by the holders of common units and Class A units, voting together as a single class will determine whether the unitholders recommend an advisory vote on executive compensation every one, two or three years, although your vote is advisory and will not be binding on our board of managers or the Company; and
•	the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of common units and Class A units, voting together as a single class, will be required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2013.

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How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding units for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. For all matters, abstentions and broker non-votes will not have any effect on the result of the vote.

How do I vote?

You may cause your units to be voted by any of the following methods:

•	By Telephone or Internet—If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your white proxy card or voting instruction form.
•	By Mail—You may submit your proxy vote by mail by signing a white proxy card if your units are registered or, for units held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your units will be voted as you have instructed.
•	In Person at the 2013 Annual Meeting—If your units are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those units, the unitholder of record. As the unitholder of record, you have the right to vote in person at the 2013 annual meeting. If your units are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of units held in street name. As the beneficial owner, you are also invited to attend the 2013 annual meeting. Because a beneficial owner is not the unitholder of record, you may not vote these units in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your units, giving you the right to vote the units at the 2013 annual meeting. If you plan on attending the 2013 annual meeting in person and need directions to the meeting site, please contact Investor Relations at (877) 847-0009.

If I vote by telephone or Internet and received a white proxy card in the mail, do I need to return my white proxy card?

No.

If my units are held in “street name” by my broker, will my broker vote my units for me?

If your units are held in a brokerage account, you will receive a full meeting package, including a voting instructions form to vote your units. Your brokerage firm may permit you to provide voting instructions by telephone or by the Internet. Under the rules of the NYSE MKT, we anticipate that all of the proposals in this proxy statement will be non-discretionary matters for which specific voting instructions from beneficial owners are required. As a result, brokers and other nominees subject to NYSE MKT rules will not be allowed to vote with respect to any proposal on behalf of a beneficial owner if the beneficial owner does not provide specific voting instructions on that proposal. We urge you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We solicit proxy cards that are used to instruct the proxy how to vote so that all common units may be voted at the 2013 annual meeting even if the holders do not attend the meeting in person.

How will my proxy vote my units?

If you properly sign and return your white proxy card or voting instructions form, your units will be voted as you direct. If you sign and return your white proxy card or voting instructions form, but do not specify how you want your units voted, they will be voted:

•	“FOR” the election of Messrs. Bachmann, Bigman and Langdon as Class B manager nominees;
•	“FOR” approval of the compensation of the Company’s named executive officers for fiscal year 2012 as disclosed in this proxy statement;
•	for the frequency of the unitholder vote on executive compensation to occur every “THREE" years; and
•	“FOR” the ratification of the appointment of our independent registered public accounting firm.

Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting or any adjournment or postponement thereof.

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How do I vote using my white proxy card?

There are three steps.

1.	Vote on each of the matters as follows:
•	Proposal No. 1. The names of the Class B manager nominees are listed on your white proxy card. Check the box “FOR” or “WITHHOLD” for each nominee;
•	Proposal No. 2. Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote);
•	Proposal No. 3. Check the box “ONE YEAR” or “TWO YEARS” or “THREE YEARS” or "ABSTAIN" (to not cast a vote); and
•	Proposal No. 4. Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote).
2.	Sign and date your white proxy card. If you do not sign and date your white proxy card and do not submit a proxy by telephone or Internet, your votes cannot be counted.
3.	Mail your white proxy card in the pre-addressed, postage-paid envelope.

Please check the box on your white proxy card if you plan to attend the 2013 annual meeting.

Can I vote by proxy even if I plan to attend the 2013 annual meeting?

Yes. If you vote by proxy and decide to attend the 2013 annual meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Why might I receive more than one white proxy card? Should I vote on each white proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own units indirectly through your broker. Your broker will send you a white proxy card or voting instructions form for these units. You should vote on each white proxy card or voting instructions form you receive and mail it to the address shown on the applicable white proxy card or form.

How do I change my vote or revoke my proxy?

You may change your vote at any time before the 2013 annual meeting by:

•	notifying Elizabeth A. Evans, Secretary, in writing received prior to the commencement of the 2013 annual meeting at Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002, that you are changing your vote or revoking your proxy; or
•	completing and sending in another white proxy card or voting instructions form with a later date, which white proxy card or voting instructions form is received prior to the closing of the polls at the 2013 annual meeting; or
•	attending the 2013 annual meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Constellation Energy Partners LLC, on behalf of the board of managers, through its managers, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, electronically or by telephone, facsimile, press release, the Internet or advertisements. No additional compensation will be paid to our managers, officers or employees for such services. Appendix A sets forth information relating to the Company’s managers, officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission. The Company has also retained Georgeson Inc. (“Georgeson”) to assist in soliciting proxies from brokers, bank nominees, and other institutional holders for a fee not to exceed $7,500 plus reimbursement of expenses (unless there is a proxy contest in which case an additional $50,000 fee will be payable). Georgeson estimates that approximately 25 of its employees will assist in the solicitation. Our extra expenses, including those of Georgeson, related to solicitation of proxies in excess of those spent on a normal annual meeting as a result of the potential proxy contest and excluding salary and wages of regular employees are expected to be approximately $100,000, of which approximately $10,500 has been spent to date. We will pay the cost of soliciting proxies. We will also reimburse brokers, nominees, banks and other fiduciaries for their expenses in sending these materials to you and receiving your voting instructions.

Where will the Constellation Energy Partners LLC 2013 Annual Meeting be held?

The 2013 annual meeting will be held on Thursday, December 5, 2013, at 8:00 a.m. local time in downtown Houston, Texas at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 70002.

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MATTERS YOU ARE VOTING ON

Proposal No. 1: Election of Three Class B Managers

The board of managers consists of two Class A managers, who are elected by the Class A unitholders, voting as a separate class, and three Class B managers, who are elected by the common unitholders, voting as a separate class. Two of the three current Class B managers, Messrs. Bachmann and Langdon, have been nominated by the board of managers for re-election as a Class B manager at the 2013 annual meeting to serve until the 2014 annual meeting of unitholders or until their respective successors are duly elected and qualified or their earlier death, resignation or removal. Additionally, the current board of managers has nominated Mr. Bigman to stand for election as a Class B manager at the 2013 annual meeting to serve until the 2014 annual meeting of unitholders or until his respective successor is duly elected and qualified or his earlier death, resignation or removal. Each of the nominated Class B managers agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the board of managers. Biographical information for each of the nominees and other information about them is presented beginning on page 5. The board of managers recommends a vote “FOR” each of Messrs. Bachmann, Bigman and Langdon using the WHITE PROXY CARD.

Proposal No. 2: Approval of Executive Compensation for 2012

This proposal seeks a non-binding advisory vote from our unitholders to approve the compensation awarded to our named executive officers for 2012, as we have described it in this proxy statement. See Proposal No. 2 beginning on page 25. The board of managers recommends a vote “FOR” approval of the compensation awarded to our named executive officers using the WHITE PROXY CARD.

Proposal No. 3: Frequency of Executive Compensation Vote

This proposal seeks a non-binding advisory vote on the frequency with which our unitholders will have an opportunity to vote, on an advisory and non-binding basis, to approve our executive compensation. See Proposal No. 3 beginning on page 26. The board of managers recommends a vote of every “THREE YEARS” with respect to the vote on approving executive compensation using the WHITE PROXY CARD.

Proposal No. 4: Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2013

This proposal is to ratify our appointment of KPMG LLP as our independent registered public accounting firm for 2013. See Proposal No. 4 beginning on page 27. The board of managers recommends a vote “FOR” Proposal No. 4 using the WHITE PROXY CARD.

Other Business Matters

As of the date hereof, we do not know of any other business that will be presented at the 2013 annual meeting of unitholders. If:

•	any of the persons nominated by the current board of managers to stand for election as a Class B manager is unable to serve or for good cause will not serve and the board of managers designates a substitute nominee; or
•	any other matters shall properly come before the annual meeting,

then unitholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your common units using his or her discretion.

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PROPOSAL NO. 1: ELECTION OF THREE CLASS B MANAGERS

Vote Required; Recommendation of the Board of Managers

Class B managers are elected by a plurality of the votes cast by common unitholders, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

THE CLASS B MANAGERS UNANIMOUSLY RECOMMEND THAT UNITHOLDERS VOTE “FOR” THE ELECTION OF EACH OF MESSRS. BACHMANN, BIGMAN AND LANGDON. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARDS, THE PROXIES WILL VOTE UNITS “FOR” EACH OF THE BOARD OF MANAGERS’ NOMINEES.

Class B managers are elected each year at the annual meeting of unitholders. Two of our current Class B managers, Messrs. Bachmann and Langdon, have been nominated to stand for re-election at the 2013 annual meeting. Our current board of managers has also nominated Mr. Bigman to stand for election as a Class B manager at the 2013 annual meeting. At the 2013 annual meeting, our common unitholders will consider and act upon a proposal to elect three Class B managers to our board of managers to serve until the 2014 annual meeting of unitholders or until their successors are elected and qualified or their death, resignation or removal. We encourage our manager nominees to attend our annual meetings to provide an opportunity for unitholders to communicate directly with managers about issues affecting our company. We anticipate that all manager nominees will attend the 2013 annual meeting.

Information concerning the three Class B manager nominees nominated by the board of managers is set forth below. Each of the nominees has consented to be named in this proxy statement.

Class B Manager Nominees of the Board of Managers

Name	Age	Position with Our Company	Manager Since
Richard H. Bachmann	60	Independent Manager	2006
Richard S. Langdon	63	Independent Manager	2006
Alan S. Bigman	46	Independent Manager Nominee	N/A

Richard H. Bachmann has been an independent member of our board of managers and our audit, compensation, conflicts, and nominating and governance committees and chair of our conflicts committee since November 2006. Mr. Bachmann joined the general partner (the “General Partner”) of Enterprise Products Partners L.P. (“Enterprise”) and Enterprise Products Company, a privately-held affiliate of Enterprise, as Executive Vice President, Chief Legal Officer and Secretary in January, 1999. Mr. Bachmann resigned such positions in November 2010. Also since January 1999, Mr. Bachmann has served as a Director of Enterprise Products Company. He previously served as a Director of the General Partner from June 2000 to January 2004 and was re-elected and continued as a Director of the General Partner from February 2006 until April 2010. Mr. Bachmann was elected Group Vice Chairman, Chief Legal Officer and Secretary of Enterprise Products Company in December 2007. Since April 2010, Mr. Bachmann has been and continues as the President and Chief Executive Officer of Enterprise Products Company. From August 2005 until April 2010, Mr. Bachmann served as Executive Vice President, Chief Legal Officer and Secretary of EPE Holdings LLC, the sole general partner of Enterprise GP Holdings L.P., a publicly-traded partnership and an affiliate of Enterprise. Mr. Bachmann was also elected a Director of EPE Holdings in February 2006. In April 2010, Mr. Bachmann resigned his positions as Chief Legal Officer and Secretary of EPE Holdings LLC, but remained as a director and an Executive Vice President of that company until its merger with and into a subsidiary of Enterprise. After the merger in November 2010, Mr. Bachmann was elected a director of the post-merger general partner of Enterprise. In October 2006, Mr. Bachmann was elected President, Chief Executive Officer and a Director of DEP Holdings LLC, the sole general partner of Duncan Energy Partners L.P., a publicly-traded partnership, but resigned those positions in April 2010 to devote more time to his position at Enterprise Products Company. All of the foregoing entities perform various transportation and other services to the energy and petrochemical industries. Prior to joining Enterprise Products Company in 1999, Mr. Bachmann served as a Partner in the law firms of Snell & Smith P.C. from 1993 to 1998 and Butler & Binion from 1988 to 1993.

Richard S. Langdon, Chairman of Board of Managers, has been an independent member of our board of managers and our audit, compensation, conflicts, and nominating and governance committees and chair of our audit committee since November 2006 and has served as the chairman of our board of managers since October 2011. Mr. Langdon is also currently the President, Chief Executive Officer and Chairman of KMD Operating Company LLC (“KMD Operating”), a position held since November 2011, and President and Chief Executive Officer of Sigma Energy Ventures, LLC (a position held since November 2007), each of which is a privately held exploration and production company. Mr. Langdon has been serving as the Interim President and CEO of Gasco Energy, Inc., a publicly traded exploration and production company, since May 2013. Mr. Langdon has also served as a Director of Gasco Energy, Inc. since 2003. Mr. Langdon was the President and Chief Executive Officer of Matris Exploration Company L.P., a privately held exploration and production company (“Matris Exploration”), from July 2004 and Executive Vice President and Chief Operating Officer of KMD Operating from August 2009 until the merger of Matris Exploration into KMD Operating in November 2011, which merger was effective January 2011. From 1997 until 2002, Mr. Langdon served as Executive Vice President and Chief

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Financial Officer of EEX Corporation, a publicly traded exploration and production company that merged with Newfield Exploration Company in 2002. Prior to that, he held various positions with the Pennzoil Companies from 1991 to 1996, including Executive Vice President - International Marketing - Pennzoil Products Company; Senior Vice President - Business Development - Pennzoil Company; and Senior Vice President - Commercial & Control - Pennzoil Exploration & Production Company.

Alan S. Bigman is nominated to replace Mr. Seitz, who is resigning from his position on our board of managers at the end of his term to pursue other opportunities. Mr. Bigman is currently co-founder and Director of VistaTex Energy LLC, a privately held company created in 2010 to produce oil and natural gas from mature properties in the U.S., and Chairman of the board of directors of White Square Chemicals, Inc., a privately held, U.S.-based specialty chemical company. He was most recently Director, Capital Markets and M&A of KCAD Deutag, an oilfield services company based in Aberdeen, UK, from September 2011 to December 2012, where he was responsible for reorganizing and staffing the company’s finance, corporate development and tax functions. From June 1996 to March 1998, Mr. Bigman was Senior Vice President of Access Industries, a privately held, U.S.-based industrial group with worldwide holdings. From March 1998 until September 2003, Mr. Bigman served as Vice President and Director of Corporate Finance of Tyumen Oil Company (TNK), a major Russian oil and gas producer and refiner, based in Moscow, Russia, and then as Vice President and Director of Corporate Finance for SUAL, a large Russian aluminum smelter, from September 2003 to September 2004. From September 2004 until December 2005 Mr. Bigman rejoined Access Industries as Senior Vice President, Investments and was based in London. In January 2006 Mr. Bigman was appointed Chief Financial Officer of Basell Polyolefins, an international chemicals company based in Hoofddorp, The Netherlands, where he served until January 2008. In January 2008, Mr. Bigman became the Chief Financial Officer of LyondellBasell Industries, a successor company to Basell Polyolefins and Lyondell, which had been merged. Mr. Bigman was Chief Financial Officer of LyondellBasell until August 2009, when he took on a consulting role with the company, and exited the company in March 2010. Prior to assuming the role of Chief Financial Officer at Basell Polyolefins, Mr. Bigman was on the company’s board of directors, where he served as a member of the audit and compensation committees.

Mr. Bigman was introduced to the Company's nominating and corporate governance committee by a member of our board of managers.

Managers Elected by the Class A Unitholders

The owners of our Class A units are entitled to elect two members to the board of managers voting as a separate class. This right can be eliminated only upon a proposal submitted by or with the consent of our board of managers and the vote of the holders of not less than 66 2/3% of our outstanding common units.

The names and certain additional information with respect to each of the two members of the board of managers elected by our Class A unitholders are set forth below. Although our Class A unit holders have already elected the following persons as their nominees to the board of managers, our Class A unit holders have informed us that these persons will be officially elected to the board of managers as of the date of the 2013 annual meeting to serve a one-year term or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The members of the board of managers designated by our Class A unit holders have consented to be named in this proxy statement.

Name	Age	Position with Our Company	Manager Since
Antonio R. Sanchez, III	39	Manager	2013
Gerald F. Willinger	45	Manager	2013

Antonio R. Sanchez, III has been a member of our board of managers since August 2013. Mr. Sanchez has served as the President and Chief Executive Officer of Sanchez Energy Corporation (NYSE:SN) and has been a member of SN’s board of directors since its formation in August 2011. He has been directly involved in the oil and gas industry for over 12 years. Mr. Sanchez, III is also the President of Sanchez Oil & Gas Corporation, which he joined in October 2001, as well as the President of SEP Management I, LLC and a Managing Director of Sanchez Energy Partners I, LP. In his capacities as a director and officer of these companies, Mr. Sanchez, III manages all aspects of their daily operations, including exploration, production, finance, capital markets activities, engineering and land management. From 1997 to 1999, Mr. Sanchez, III was an investment banker specializing in mergers and acquisitions with J.P. Morgan Securities Inc. From 1999 to 2001, Mr. Sanchez, III worked in a variety of positions, including sales and marketing, product development and investor relations, at Zix Corporation, a publicly traded encryption technology (NASDAQ: ZIXI). Mr. Sanchez, III has also been a member of the board of directors of Zix Corporation since May 2003.

Gerald F. Willinger has been a member of our board of managers since August 2013. Mr. Willinger is currently a Managing Partner of Sanchez Capital Advisors, LLC and Manager and Co-founder of Sanchez Resources, LLC, an oil and gas company since February 2010. Mr. Willinger currently serves as a Director of Sanchez Resources. From 1998 to 2000, Mr. Willinger was an investment banker with Goldman, Sachs & Co. Mr. Willinger served in various private equity investment management roles at MidOcean Partners, LLC and its predecessor entity, DB Capital Partners, LLC,

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from 2000 to 2003 and at the Cypress Group, LLC from 2003 to 2006. Prior to joining Sanchez Capital Advisors, LLC, Mr. Willinger was a Senior Analyst for Silver Point Capital, LLC, a credit-opportunity fund, from 2006 to 2009.

Other Managers

John N. Seitz, age 60, has been an independent member of our board of managers and our audit, compensation, conflicts, and nominating and governance committees and chair of our compensation and nominating and governance committees since November 2006. Mr. Seitz is also currently Vice Chairman of the Board of Directors of Endeavour International Corporation, a publicly traded oil and gas exploration and production company which he founded in February 2004. Prior to founding Endeavour International Corporation, Mr. Seitz served as Chief Executive Officer, President and Chief Operating Officer of Anadarko Petroleum Corporation from January 2002 to March 2003, and prior to being named Chief Executive Officer, President and Chief Operating Officer, Mr. Seitz was the Chief Operating Officer and President of Anadarko Petroleum Corporation beginning in 1999. Mr. Seitz also served as Anadarko Petroleum Corporation’s Executive Vice President, Exploration and Production and as a member of its Board of Directors from 1997 to 1999. Mr. Seitz also serves as a Director for ION Geophysical Corporation, f/k/a Input Output, Inc., a publicly traded provider of seismic products and services, and as a Director of Gulf United Energy, Inc., a publicly traded energy company with interests in international oil and natural gas properties.

The Company has received timely notice from Constellation Energy Partners Management LLC (“CEPM”) that it intends to solicit proxies to support two separate nominees as Class B managers , and CEPM has complied with the Company’s nomination procedures as set forth in the Company’s operating agreement . The Company does not have sufficient information about CEPM’s nominees to make a determination whether they satisfy the criteria for manager nominees as described below under “—Corporate Governance—Nominations for Manager.” Even if the nominating and governance committee was to determine that CEPM’s nominees were not qualified to serve as managers, they nonetheless will become members of our board of managers if they receive a plurality of all the votes cast at the 2013 annual meeting. The Company encourages you to vote for its nominees by utilizing the WHITE PROXY CARD.

Determination of Independence

A majority of our managers are required to be independent in accordance with NYSE MKT listing standards. For a manager to be considered independent, the board of managers must affirmatively determine that such manager has no material relationship with us. When assessing the materiality of a manager’s relationship with us, the board of managers considers the issue from both the standpoint of the manager and from that of persons and organizations with whom or with which the manager has an affiliation. The board of managers has adopted standards to assist it in determining if a manager is independent. A manager will be deemed to have a material relationship with us and will not be deemed to be an independent manager if:

•	the manager has been an employee (other than as an interim executive officer for less than one year), or an immediate family member of the manager has been an executive officer, of us at any time during the past three years;
•	the manager has received, or an immediate family member of the manager has received, more than $120,000 in any twelve-month period in direct compensation from us, other than manager and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time during the past three years;
•	the manager has been a partner of or employed by, or an immediate family member of the manager has been a partner of or employed by, our internal or external auditor at any time during the past three years;
•	the manager has been employed, or an immediate family member of the manager has been employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee at any time during the past three years; or
•	the manager has been an executive officer or an employee, or an immediate family member of the manager has been an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues, at any time during the past three years.

The board of managers has determined that each of Messrs. Bachmann, Bigman, Langdon and Seitz is independent under the NYSE MKT listing standards. In addition, the audit, compensation and nominating and corporate governance committees are composed entirely of independent managers in accordance with NYSE MKT listing standards, SEC requirements and other applicable laws, rules and regulations. Other than as set forth below, there are no transactions, relationships or other arrangements between us and our independent managers and manager nominees that need be considered under the NYSE MKT listing standards in determining that such persons are independent.

We sold natural gas from the Black Warrior Basin to an affiliate of Enterprise in each of 2011 and 2010. Mr. Bachman is an executive officer of Enterprise. Our sales to an affiliate of Enterprise ended during 2011. As the sales did not exceed 2% of the consolidated gross revenues of Enterprise at any time during those periods, the board of managers determined that the relationship was immaterial and did not impair Mr. Bachmann’s independence.

Qualifications

The holders of our Class A units elect two Class A managers and our Class B unitholders elect three Class B managers to our board of managers. Some of the key criteria for serving on our board of managers as a Class B manager include independence from

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PostRock Energy Corporation (NASDAQ:PSTR) ("PostRock"), which owns CEPM, a significant holder of our units, Sanchez Oil and Gas Corporation and its affiliates ("Sanchez"), which owns a significant number of our units, and which by its Class A unit holdings is able to elect our two Class A managers, and Exelon Corporation (NYSE: EXC) (“Exelon”), which owns our Class C management incentive interests and Class D member interests, experience in the E&P industry, familiarity with master limited partnerships, and corporate governance, financial, or other management experience. Our Class B managers and manager nominees, and the specific experience, qualifications, attributes and skills that led the board to conclude that they should serve as managers, are:

•	Mr. Bachmann brings to our board significant experience in the master limited publicly traded partnership sector and extensive legal and corporate governance skills. Mr. Bachmann has had a long-time affiliation with the Enterprise family of master limited partnerships, a large and successful group of energy-focused master limited partnerships. He has served in key leadership roles for Enterprise and its affiliates, including chief legal officer, director, president and chief executive officer. His experiences with Enterprise contribute to our board’s understanding of the business model for master limited partnerships. His experience and knowledge of legal affairs and corporate governance in the energy industry contributes to the efficiency and effectiveness of our board.
•	Mr. Bigman brings considerable financial, managerial, transaction and corporate governance experience to our board of managers. During his career, he has held management positions of increasing responsibility in major energy corporations throughout the world where he has successfully lead financings, financial restructurings, mergers and acquisitions involving companies focused on various aspects of the hydrocarbon value chain. With respect to upstream finance, as Vice President and Director of Corporate Finance for Tyumen Oil Company (TNK), a leading Russian oil and gas producer, he raised capital to finance the growth of the company from its privatization in 1997 through a sale of a 50% stake to British Petroleum (BP) in 2003, creating TNK-BP, a $20 billion joint venture. In the area of corporate governance, Mr. Bigman served on the board of directors of Basell Polyolefins, where he was a member of the audit and compensation committees, which is beneficial for our board operations. He has also served on several international boards, including the board of Svyazinvest, Russia’s largest telecommunications holding company. Presently he is Chairman of the board of directors of White Square Chemicals Inc., a privately held, U.S.-based specialty chemicals company.
•	Mr. Langdon brings to our board considerable financial and managerial experience in the energy industry as well as his entrepreneurial abilities, which are valuable to a small growing company such as us. He has served as the chief financial officer of EEX Corporation, a publicly traded exploration and production company that merged with Newfield Exploration. He has also held significant commercial positions with the Pennzoil Companies, including roles in business development and marketing. He is also the founder and owner of two privately held oil and gas companies. Mr. Langdon has extensive experience in finance and accounting that adds significant value to the board’s oversight role of our financial reporting. He has prior public company board and audit committee experience, which is beneficial for our board operations, and served as the chairman of the audit committee of Gasco Energy, Inc., a publicly traded exploration and production company until he was named Gasco's Interim President and CEO.
•	Mr. Seitz brings to our board significant managerial and operational experience in the oil and gas industry. He is the current vice chairman of Endeavor International Corporation, a publicly traded oil and gas exploration company, and has served as the chief executive officer of Anadarko Petroleum, one of the largest independent oil and gas companies in North America. His specialized technical experience in the oil and gas industry adds significant value to the board’s contribution to our performance. He also has prior public company board experience, which is beneficial for the operations of our board, and currently serves as a director of ION Geophysical Corporation, a publicly traded provider of seismic services to the E&P industry, and as a director of Gulf United Energy, Inc., a publicly traded independent energy company with interests in international oil and natural gas properties.

Our Class A unitholders have elected Messrs. Sanchez and Willinger as our two Class A managers to represent the Class A unitholder interests on our board. Our Class A managers, and the specific experience, qualifications, attributes and skills that led the Class A unitholders to conclude that they should serve as managers, are:

•	Mr. Sanchez, III brings to our board substantial upstream oil and gas/energy industry experience in both public and private entities. In his current capacity as President and Chief Executive Officer of Sanchez Energy Corporation, he brings the perspective of leading a quickly growing, publicly traded upstream company focused on asset value maximization and the creation of shareholder value. In his current capacity as President of Sanchez Oil & Gas Corporation, he brings particular expertise in operating multiple upstream oil and gas entities through a shared service model. He acts as a liaison with Sanchez Energy Partners I, LP and ensures our board has a continuing dialogue with our significant unitholder.
•	Mr. Willinger brings to our board substantial experience in risk management, finance and negotiated transactions in the energy industry. He has a valuable perspective on upstream master limited partnerships, which provides our board of managers unique insights into master limited partnership management and growth opportunities. Additionally, he brings an expansive network of both private and public capital providers, which is useful for our board of managers when

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evaluating possible capital sources. Mr. Willinger also acts as a liaison between the Company and Sanchez Energy Partners I, LP.

Since our initial public offering, Messrs. Bachman, Langdon and Seitz have been re-elected by our unitholders. Our Class A unitholders currently elect their Class A managers concurrent with our annual meeting.

Committees of the Board of Managers

Audit Committee

As described in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants to audit our financial statements, including assessing the independent auditor’s qualifications and independence, and establishes the scope of, and oversees, the annual audit. The committee also approves any other services provided by public accounting firms. The board has delegated to the audit committee the review and approval of our decision to enter into derivative transactions and our exemption from the swap clearing and swap execution requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The audit committee provides assistance to the board in fulfilling its oversight responsibility to the unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of our internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and our board of managers established. In doing so, it will be the responsibility of the audit committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and management of our Company.

The board of managers has determined that the chairman of the audit committee is an “audit committee financial expert” as that term is defined in the applicable rules of the SEC.

The audit committee held 6 meetings in 2012. Mr. Langdon is chairman, and Messrs. Seitz and Bachmann are members.

Compensation Committee

As described in the compensation committee charter, the compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee determines and approves, or makes recommendations to the board of managers with respect to, the compensation and benefits of our board of managers and our named executive officers and employees.

The committee establishes and reviews general policies related to our compensation and benefits, and annually reviews and approves the compensation paid to our executive officers and non-employee managers. The committee also approves the annual performance-based bonus award pool and long-term incentive equity awards for all employees.

Our Chief Executive Officer makes recommendations to the compensation committee regarding the compensation for the executive officers, other than himself. Specific recommendations include base salary adjustments, targets and goals for the annual performance-based bonus plan, and long-term incentive awards. The committee considers these recommendations in developing its own recommendations to our board of managers, which, in its sole discretion, determines compensation actions for the other executive officers. The committee considers and, in its sole discretion, makes the final determination about compensation actions for the Chief Executive Officer.

When assessing compensation actions for the Chief Executive Officer and the other executive officers, the compensation committee considers several factors including comparative market data, the level of achievement of our annual business plan, our performance against our peer group, individual executive officer performance, scope of job responsibilities, and the individual’s industry experience, technical skills and tenure with the Company.

Our compensation committee is authorized to retain compensation consultants at the Company’s expense and obtain any compensation surveys or reports regarding the design and implementation of compensation programs that it may find necessary in designing, implementing or administering compensation programs. During 2012, the committee retained Meridian Compensation Partners, LLC (“Meridian”). The committee retained Meridian after a review of the independence factors included in the Dodd-Frank Act for compensation consultants and considering Meridian’s independence based on such factors. The amount paid to Meridian in 2012 was less than $50,000, for which Meridian prepared a competitive review of the compensation of our executive officers, advised the compensation committee regarding the design of our incentive plans, and assisted with other related matters.

The compensation committee held 9 meetings in 2012. Mr. Seitz is chairman, and Messrs. Bachmann and Langdon are members.

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Conflicts Committee

Our board of managers has established a conflicts committee to review specific matters that the board believes may involve conflicts of interest, including transactions with related persons such as significant unitholders or their affiliates or our managers and executive officers. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to our Company. Our operating agreement provides that members of the conflicts committee may not be officers or employees of our Company, or directors, officers or employees of any of our affiliates, and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE MKT and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to our Company and approved by all of our unitholders. However, the board is not required by the terms of our operating agreement to submit the resolution of a potential conflict of interest to the conflicts committee, and may itself resolve such conflict of interest if the board determines that (i) the terms of the related person transaction are no less favorable to us than those generally being provided to or available from unrelated third parties or (ii) the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved. Any matters approved by the board in this manner will be deemed approved by all of our unitholders.

The conflicts committee held 2 meetings in 2012. Mr. Bachmann is chairman, and Messrs. Seitz and Langdon are members.

Nominating and Governance Committee

As described in the nominating and governance committee charter, the nominating and governance committee nominates candidates to serve on our board of managers. The nominating and governance committee is also responsible for monitoring a process to review manager, board and committee effectiveness, developing and implementing our corporate governance guidelines, recommending committee members and committee chairpersons and otherwise taking a leadership role in shaping the corporate governance of our Company.

The nominating and governance committee held 4 meetings in 2012. Mr. Seitz is chairman, and Messrs. Bachmann and Langdon are members.

We maintain on our website, www.constellationenergypartners.com, copies of the charters of each of the committees of the board of managers (except the conflicts committee which does not have a charter), as well as copies of our Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and Code of Business Conduct and Ethics. Copies of these documents are also available in print upon request of our Corporate Secretary. The Code of Business Conduct and Ethics provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our managers, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. We will post any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer on our website.

Corporate Governance

Board Leadership Structure and Risk Oversight

Our board has three independent members as Class B managers and two managers elected by our Class A unitholders. Our independent board members are currently serving or have served as members of senior management of other public companies and have served as managers or directors of other public companies. We have four board committees comprised solely of independent managers, with each of these committees having an independent manager serving as chair of the committee. We believe that the number of independent, experienced managers that make up our board benefits our Company and our unitholders.

Under our operating agreement and corporate governance guidelines, the chairman of the board is responsible for:

•	chairing board meetings;
•	scheduling and setting the agendas for board meetings; and
•	providing information to board members in advance of each board meeting.

In addition, the board of managers has designated the chairman of the nominating and corporate governance committee to act as its “Lead Manager.” In that capacity, the current chairman, Mr. John N. Seitz, has the following duties and authority:

•	presiding at all board meetings where the chairman of the board of managers is not present;
•	serving as a liaison between the chairman of the board of managers and the independent managers;
•	approving information sent to the board and agendas and meeting schedules for board meetings;
•	calling meetings of the non-management managers;
•	ensuring his availability for direct consultation upon request of a major unitholder;

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•	chairing the executive session of non-management managers; and
•	serving as a contact for unitholder complaints, other than those involving auditing/accounting matters.

Interested parties may communicate directly with the Lead Manager by writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002.

In accordance with NYSE MKT requirements, our audit committee charter provides that the audit committee is responsible for overseeing the risk management function in the Company. While the audit committee has primary responsibility for overseeing risk management, our entire board of managers is actively involved in overseeing risk management for the Company. For example, on at least a quarterly basis, our audit committee and our full board receive a risk management report from the Company’s chief financial officer. The full board also engages in periodic discussion with other Company officers as the board may deem appropriate. In addition, each of our board committees considers the risks within its area of responsibilities. For example, our compensation committee considers the risks that may be implicated by our executive compensation programs. We believe that the leadership structure of our board supports the board’s effective oversight of our risk management.

On an annual basis, as part of our review of corporate governance, the board evaluates our board leadership structure to ensure that it remains the optimal structure for our Company and our unitholders. We recognize that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure, under which our chairman of the board and each of the board committees are chaired by independent managers and a Lead Manager assumes specified responsibilities, remains the optimal board leadership structure for our Company and our unitholders at this time.

During 2012, the board of managers met 11times. Each manager attended at least 75% of the meetings of the board and of each committee on which he served.

The board of managers has adopted a policy that encourages each manager to attend the annual meeting of unitholders. All of the persons then serving as our managers attended the 2012 annual meeting of unitholders.

Nominations for Manager

The board of managers seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the board of managers, us and our unitholders. Annually, the nominating and corporate governance committee reviews the qualifications and backgrounds of the managers, as well as the overall composition of the board of managers, and recommends to the full board of managers the slate of Class B manager candidates to be nominated for election at the next annual meeting of unitholders. The board of managers has adopted a policy whereby the nominating and corporate governance committee will consider the recommendations of unitholders with respect to candidates for election to the board of managers and the process and criteria for such candidates will be the same as those currently used by us for manager candidates recommended by the board of managers or management.

Our Corporate Governance Guidelines, a copy of which is maintained on our website, www.constellationenergypartners.com, include criteria that are to be considered by the nominating and corporate governance committee and board of managers in considering candidates for nomination to the board of managers. These criteria require that a candidate:

•	has the business and/or professional knowledge and experience applicable to us, our business and the goals and perspectives of our unitholders;
•	is well-regarded in the community, with a long-term, good reputation for highest ethical standards;
•	has good common sense and judgment;
•	has a positive record of accomplishment in present and prior positions;
•	has an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and
•	has the time, energy, interest and willingness to become involved with us and our future.

Within our Corporate Governance Guidelines there is no specific requirement that the nominating and corporate governance committee or the board of managers consider diversity in identifying candidates for nomination to the board of managers.

A unitholder who wishes to recommend to the nominating and corporate governance committee a nominee for manager for the 2014 annual meeting of unitholders should submit the recommendation in writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002 so it is received by                     , 2014 but not earlier than                     , 2014.

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Unitholder Communications

The board of managers has adopted a policy whereby any communications from our unitholders to the board of managers must be directed to our Secretary, who will (i) determine whether any of such communications are significant, and promptly forward significant communications to the board of managers, and (ii) keep a record of all unitholder communications that the Secretary deems not to be significant and report such communications to the board of managers on a periodic basis, but not less frequently than quarterly.

Any unitholder who wishes to communicate to the board of managers may submit such communication in writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002 and follow the procedures detailed below under “Submission of Unitholder Proposals and Manager Nominations for Next Year.”

Related Person Transactions

As discussed above under “Committees of the Board of Managers—Conflicts Committee,” either our board of managers or the board’s conflicts committee reviews all related person transactions for an amount that exceeds $120,000. For 2012 and 2011, there were no related person transactions that were reviewed or required to be reviewed by the conflicts committee.

Audit Committee Report

The role of the audit committee of the board of managers is to assist the board of managers in its oversight of Constellation Energy Partners’ responsibility relating to: (i) the integrity of Constellation Energy Partners’ financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Constellation Energy Partners’ internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter, a copy of which is available on Constellation Energy Partners’ website at www.constellationenergypartners.com. Management of Constellation Energy Partners is responsible for the preparation, presentation and integrity of Constellation Energy Partners’ financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Constellation Energy Partners’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the audit committee to discuss any matters it deems appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard AU380, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Constellation Energy Partners is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the board of managers that the audited financial statements be included in Constellation Energy Partners’ Annual Report on Form 10-K, as amended, for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Richard S. Langdon, Chairman

Richard H. Bachmann

John N. Seitz

Compensation of Managers

Our board of managers, based on recommendations from our compensation committee, input from Meridian, and a 2007 Towers Perrin report for the compensation committee, approved the following individual non-employee manager annual cash compensation program:

•	$40,000 annual retainer for each manager;
•	the chairman of the board of managers will receive a $50,000 annual retainer and the chairman of the audit committee will receive a $10,000 annual retainer;
•	$2,500 fee for each meeting of the board of managers and each committee meeting attended by a member thereof that occurs on a day when there is no board meeting; and

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•	reasonable travel expenses to attend meetings.

Our board of managers, based on recommendations from our compensation committee, input from Meridian, and a 2007 Towers Perrin report for the compensation committee, also approved the following non-employee manager unit-based compensation program:

•	Each non-employee manager will receive an annual restricted common unit award with a value of $75,000, to be granted as of March 1 of each year, such award to have a one-year vesting period and to be forfeited on a pro-rata basis if service as a manager terminates prior to the one-year vesting period. The managers may also elect to pay this award in cash as opposed to granting restricted common units.

The number of any restricted common units granted to each non-employee manager is computed based on the date of the grant as determined by the compensation committee, rounded to the nearest unit. Cash distributions on any restricted common units are made at the time such distributions are made to other holders of common units.

For 2012, due to the limited number of units remaining under our Long-Term Incentive Plan and our 2009 Omnibus Incentive Compensation Plan and in order to reduce the structural general and administrative expenses of the Company, the managers elected to not be paid the $75,000 in restricted common units or in cash on March 1, 2013. For 2013, the managers have again elected to not be paid the $75,000 in restricted common units or in cash on March 1, 2014.

The following table sets forth a summary of the 2012 non-employee manager compensation, as determined by our board of managers:

	Manager Compensation
Name	Fees Earned or Paid in Cash	Unit Awards (a)	All Other Compensation (a)	Total
Richard H. Bachmann	$72,500	$—	$—	$72,500
John R. Collins(b)	$67,500	$—	$—	$67,500
Richard S. Langdon	$132,500	$—	$—	$132,500
Gary M. Pitman(b)	$30,974	$—	$—	$30,974
John N. Seitz	$72,500	$—	$—	$72,500

(a)	No annual restricted common unit award (or cash equivalent) of $75,000 was granted for 2012.
(b)	Mr. Pittman joined the board of managers effective August 30, 2012 and was removed on August 9, 2013. Mr. Collins was removed from the board of managers on August 9, 2013.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our units held by:

•	each unitholder who is a beneficial owner of more than 5% of our outstanding units;
•	each of our managers, manager nominees proposed by our board of managers and named executive officers; and
•	our managers and executive officers as a group.

The amounts and percentage of common units and Class A units beneficially owned are reported on the basis of the SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, and/or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Percentage of total units beneficially owned is based on 28,463,746 common units and 1,615,017 Class A units outstanding. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. The address of all of our managers and named executive officers is c/o Constellation Energy Partners LLC, 1801 Main Street, Houston, Texas 77002. Ownership amounts are as of October 25, 2013.

	Common Units Beneficially Owned		Class A Units Beneficially Owned		Percentage of Total Units Beneficially Owned
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage
PostRock Energy Corporation (1)	5,918,894	20.8%	484,505	30%	21.3%
Sanchez Energy Partners I, LP (2)	4,724,407	16.6%	1,130,512	70%	19.5%
Richmond Hill Investments, LLC (3)	1,592,506	5.6%	—	—	5.3%
Richard H. Bachmann	60,612	*	—	—	*
Alan S. Bigman	—	—	—	—	—
Stephen R. Brunner	738,007	2.6%	—	—	2.5%
Michael B. Hiney	95,251	*	—	—	*
Richard S. Langdon	40,100	*	—	—	*
Lisa J. Mellencamp	193,975	*	—	—	*
Antonio R. Sanchez, III(2)	4,724,407	16.6%	1,130,512	70%	19.5%
John N. Seitz	51,612	*	—	—	*
Charles C. Ward	328,722	1.2%	—	—	1.1%
Gerald F. Willinger	—	—	—	—	—
All managers and executive officers as a group (8 persons)	1,238,548	4.4%	—	—	4.1%

*	Less than 1%
(1)	Ownership data as reported on Schedule 13D/A filed on July 29, 2013, by PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P., White Deer Energy FI L.P., Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., Thomas J. Edelman, and Ben A. Guill. PostRock Energy Corporation, through its direct ownership of Constellation Energy Partners Management, LLC, may be deemed to beneficially own the Class B common units and Class A units held by Constellation Energy Partners Management, LLC. The address of PostRock Energy Corporation and Constellation Energy Partners Management, LLC is 210 Park Avenue, Oklahoma City, Oklahoma 73102. The address of the other entities reported is White Deer Energy L.P., 667 Madison Avenue, 4th Floor, New York, New York 10065.
(2)	Ownership data as reported on Form 3 on August 13, 2013 and Schedule 13D on August 19, 2013 by Sanchez Energy Partners I, LP, SEP Management I, LLC, Sanchez Oil & Gas Corporation, A. R. Sanchez, Jr. and Antonio R. Sanchez, III. These securities are owned directly by Sanchez Energy Partners I, LP., which is controlled by its general partner, SEP Management I, LLC, a wholly-owned subsidiary of Sanchez Oil & Gas Corporation. Sanchez Oil & Gas Corporation is managed by A.R. Sanchez, Jr. and Antonio R. Sanchez, III. Each of SEP Management I, LLC, Sanchez Oil & Gas Corporation, A. R. Sanchez, Jr. and Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the units held by Sanchez Energy Partners I, LP. Each of SEP Management I, LLC, Sanchez Oil & Gas Corporation, A. R. Sanchez, Jr. and Antonio R. Sanchez, III disclaims beneficial ownership of these securities except to the extent of such person's pecuniary interest therein.
(3)	Ownership data as reported on Schedule 13F-HR/A filed on August 19, 2013 by Richmond Hill Investments, LLC. The address of Richmond Hill Investments, LLC is 375 Hudson Street, 12th Floor, New York, New York 10014. The filing lists 1,592,506 Class B common units owned by Richmond Hill Investments, LLC of which they have sole voting power and shared voting power.

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EXECUTIVE OFFICERS

Biographies

The following sets forth information with respect to our current executive officers:

Stephen R. Brunner, age 55, has served as our President and Chief Executive Officer since March 2008 and our Chief Operating Officer since February 2008. He also served as a member of our board of managers from December 2008 until August 2011. Mr. Brunner also served as Vice President for Constellation Energy Commodities Group, Inc. (“CCG”) from February 2008 to January 2009. From 2001 until November 2007, Mr. Brunner served as Executive Vice President, Operations of Pogo Producing Company, an oil and gas exploration company.

Charles C. Ward, age 53, has served as our Chief Financial Officer and Treasurer since March 2008. Mr. Ward also served as a Vice President of CCG from November 2005 until December 2008. Prior to that time, he was a Vice President of Enron North America Corp. from March 2002 to November 2005.

Elizabeth A. Evans, age 45, has served as our Vice President of Land, General Counsel and Corporate Secretary since February 2013. Since joining the Company in October 2009, she has held various positions, including most recently as Associate General Counsel and Land Manager. Prior to that time, she served as a Senior Counsel for CCG from August 2005 until June 2009. Prior to joining CCG, she held various legal positions at Anadarko Petroleum Corporation and El Paso Corporation.

Executive Compensation

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides a description of the material elements of our executive compensation programs, as well as perspective and context for decisions made during 2012 regarding the compensation for our named executive officers who were employed as of December 31, 2012, and are identified below:

•	Mr. Stephen R. Brunner, Chief Executive Officer, Chief Operating Officer and President
•	Mr. Charles C. Ward, Chief Financial Officer and Treasurer
•	Ms. Lisa J. Mellencamp, General Counsel and Corporate Secretary
•	Mr. Michael B. Hiney, Chief Accounting Officer and Controller

Executive Summary

Our overall compensation structure is designed to align our executives’ compensation with our business strategies and annual business plan that is approved by our board of managers. We maintain a compensation mix that includes a base salary, annual performance-based cash bonus awards, and long-term incentives including unit-based compensation.

During 2012, our Company’s performance achieved the majority of the goals set forth in our 2012 business plan that was approved by our board of managers. We continue to successfully reduce our outstanding debt balance from a high of $220.0 million in 2009 to $84.0 million at December 31, 2012. We have also increased our focus on reducing our structural general and administrative expenses. In early 2012, we set a goal to reduce these expenses by 25% over the next 12 to 18 months while continuing to reduce our outstanding debt and focusing our capital program on oil opportunities in our existing asset base.

As of December 31, 2012, we had reduced our total executive compensation expenses by 28% in 2012 as compared to 2011 and our total board of managers’ compensation expenses by 36% in 2012 as compared to 2011. We also have frozen our 2013 executive and board compensation expenses at the same levels as in 2012 and we have not issued any long-term incentives to our named executive officers or non-employee board members for 2013.

Compensation Philosophy

Our compensation philosophy is founded on the guiding principles that the Company’s compensation programs will be:

•	aligned with the long-term interest of the company’s unitholders;
•	performance-based to motivate strong company and individual performance and reward management for achieving results;
•	competitive with market practices to enable the company to attract and retain management and technical talent;
•	flexible to optimize the value and efficiency of compensation programs; and
•	transparent, straightforward, and well-communicated to facilitate a strong understanding by all stakeholders, both internally and externally.

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In developing our compensation program, we have considered: 1) the positioning of our Company in its life cycle, 2) the current competitive environment for executive, managerial and technical talent in the oil and gas industry, 3) the Company’s operational and financial performance, and 4) the intent to further reduce the Company’s general and administrative expenses and outstanding debt level.

Our compensation policies were also intended to focus the efforts of our named executive officers and our employees on the achievement of our 2012 business plan which included both operational and financial targets. The actual compensation awarded to the executive officers is generally based on the Company’s achievement of its annual business plan that was reviewed and approved by our board of managers as well as each executive officer’s individual contribution toward meeting the plan.

Role of the Compensation Committee, Board of Managers, and Management

Our compensation committee consists of three managers who are all independent under the independence standards established by NYSE MKT and SEC rules. The committee establishes and reviews general policies related to our compensation and benefits, and annually reviews and approves the compensation paid to our executive officers and non-employee managers. The committee also approves the annual performance-based bonus award pool and long-term incentive equity awards for all employees.

Our Chief Executive Officer makes recommendations to the compensation committee regarding the compensation for the executive officers, other than himself. Specific recommendations include base salary adjustments, targets and goals for the annual performance-based bonus plan, and long-term incentive awards. The committee considers these recommendations in developing its own recommendations to our board of managers, which, in its sole discretion, determines compensation actions for the other executive officers. The committee considers and, in its sole discretion, makes the final determination about compensation actions for the Chief Executive Officer.

When assessing compensation actions for the Chief Executive Officer and the other executive officers, the compensation committee considers several factors including comparative market data, the level of achievement of our annual business plan, our performance against our peer group, individual executive officer performance, scope of job responsibilities, and the individual’s industry experience, technical skills and tenure with the Company.

Role of the Compensation Consultant

Our compensation committee is authorized to retain compensation consultants at Company expense and obtain any compensation surveys or reports regarding the design and implementation of compensation programs that it may find necessary in designing, implementing or administering compensation programs. During 2012, the committee retained Meridian Compensation Partners, LLC (“Meridian”). The committee confirmed the retention of Meridian after a review of the independence factors included in the Dodd-Frank Act for compensation consultants and considering Meridian’s independence based on such factors. The amount paid to Meridian in 2012 was less than $50,000, for which Meridian prepared a competitive review of the compensation of our executive officers, advised the compensation committee regarding the design of our incentive plans, and assisted with other related matters.

Benchmarking Compensation

In the fourth quarter of 2011, the compensation committee requested that Meridian conduct a competitive review of the compensation for our named executives. This review was used in determining the 2012 compensation for our named executives. As part of this review, Meridian assessed the overall competitiveness of the compensation of our named executives relative to a peer group of E&P companies selected based on several factors including assets, revenues, reserves, standardized measure, market capitalization, enterprise value, and scope of operations. The resulting peer group used to benchmark compensation for the named executive officers consisted of the following companies:

•	Brigham Exploration Company;
•	Carrizo Oil & Gas, Inc.;
•	Crimson Exploration Inc.;
•	Gastar Exploration Ltd.;
•	GMX Resources Inc.;
•	PetroQuest Energy, Inc.;
•	PostRock Energy Corporation;
•	Rosetta Resources Inc.;
•	Stone Energy Corporation; and
•	Vanguard Natural Resources, LLC.

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The compensation committee believed the peer companies provided an overall fit with our geographic footprint and our strategic focus on unconventional natural gas resources.

In the fourth quarter of 2011, the compensation committee requested that Meridian conduct an updated competitive review of the compensation for our named executives. This review was used in determining the 2012 compensation for our named executives. The analysis of base salary, target bonus opportunity, target cash compensation, annualized grant value of long-term incentives, and target total compensation was based on public disclosures from their selected peer group used to benchmark 2011 compensation. The review was based on an assessment of these peer companies and included an analysis of total assets, revenues, standardized measure, reserves, market capitalization, enterprise value, and scope of operations. Meridian determined that no changes to the peer group used for 2011 compensation benchmarking were necessary as the peer group provided an effective working range of competitive compensation information.

The E&P industry surveys and data from Meridian continue to indicate that the compensation levels for our named executive officers have been below median levels of comparable companies since 2009. However, we have not taken actions that would significantly narrow the gap between our compensation levels and the benchmark median. Our fourth quarter 2011 review indicated that the aggregate total compensation for our named executives was 24% below our peer benchmark median levels and was generally aligned with the 25th percentile of peer companies. Our target total cash compensation was also positioned 26% below median levels. Competitive positioning of our targeted long-term incentive award values varied by named executive but in the aggregate was positioned between the 25th percentile and the median of market levels.

As discussed below, the compensation committee increased the 2012 base salaries for our named executive officers by three percent and granted unit-based awards under our 2009 Omnibus Incentive Compensation Plan to our named executive officers. These actions were necessary in order to make our compensation more comparable with market practices and to enable the Company to retain management and operational and technical talent needed to operate the business.

Elements of Compensation

With Meridian’s assistance, we have developed a compensation mix that includes 1) a base salary, 2) annual performance-based cash bonus awards, and 3) long-term incentives including unit-based compensation.

The following is a discussion of the major components of our compensation program.

Base Salary

Our base salaries are intended to provide a market-competitive level of cash compensation to recognize the skills and experience of our named executives. Base salaries are reviewed annually with adjustments made based on market conditions, individual performance, and internal equity considerations.

In light of market conditions and our desire to reduce general and administrative expenses and to provide for additional funds to reduce our outstanding debt level, the compensation committee has maintained the base salaries for our named executive officers somewhat below comparable market levels. For 2012, the compensation committee approved a three percent increase to the base salaries for our named executive officers to improve their overall competitive positioning; specifically, the 2012 base salaries for the named executives were as follows:

•	Mr. Brunner - $339,300
•	Mr. Ward - $254,925
•	Ms. Mellencamp - $226,600
•	Mr. Hiney - $198,275

Following these increases, the base salaries for our named executive officers remain positioned approximately 17% below aggregate benchmark peer group median levels and target total cash compensation (after considering the bonus awards described below) is positioned 10.4% below aggregate benchmark peer group median levels. The benchmark peer group data was provided to the compensation committee by Meridian, the compensation consultant to the committee.

Annual Performance-Based Bonus Awards

We maintain a annual performance-based bonus award program covering all of our employees, including our named executive officers. The goal of our performance-based bonus award program is to motivate and reward both financial and operational contributions for the achievement of our annual business plan. Our annual business plan is reviewed and approved by our board of managers. Our compensation committee establishes the annual performance-based bonus award pool at the end of the year after reviewing the Company’s performance during the year. The target and maximum bonus opportunities specified for our named executive officers were set by the committee and the board of managers based on Meridian’s input and market data. The target bonus opportunities (as a percentage of base salary) were generally set at the median of the respective peer group benchmarks. Target bonus

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opportunities in 2012 for each of the named executives were specified as a percentage of his or her base salary, pursuant to their employment agreements, as follows:

•	Mr. Brunner - 100%
•	Mr. Ward - 75%
•	Ms. Mellencamp - 65%
•	Mr. Hiney - 55%

The target bonus opportunities generally approximated the median of each named executive’s respective peer group benchmark levels and, when applied to base salaries, were intended to target total cash compensation near median peer group benchmark levels. The named executives may earn up to two times their target bonus opportunity based on the Company’s performance. Earned cash performance-based awards are paid in March of the following year. Prior to payment of any awards, the compensation committee is required to review and confirm the Company’s performance against our annual business plan to determine and approve the recommended level of performance-based awards for the Chief Executive Officer. The full board of managers is required to perform the same review to determine and approve the recommended level of performance-based awards for the named executive officers other than our Chief Executive Officer.

For 2012 the compensation committee reviewed the Company’s operational and financial performance and approved the payout of bonus awards at 50% of their target levels for each of our named executive officers who remained employed with the Company as of March 29, 2013, as follows:

•	Mr. Brunner - $169,650
•	Mr. Ward - $95,597
•	Ms. Mellencamp - $0
•	Mr. Hiney - $54,526

These payouts were based on the compensation committee’s and board of managers’ sole discretion and business judgment. The decision was also based upon the achievement of the majority of our 2012 business plan goals, including the Company’s efforts to reduce general and administrative expenses, goals relating to operating expenses, drilling capital efficiency, natural gas and oil production, debt reduction, and the Company’s corporate strategy to reduce its debt level while developing an inventory of oil opportunities in the Cherokee Basin. The compensation committee and the board of managers also considered the individual performance of each named executive. Specific individual performance considerations were as follows:

•	Mr. Brunner - Implementation of our Company strategy, capital efficiency and effectiveness of targeting oil opportunities in the Cherokee Basin, risk management and financial performance, and ability to manage the organization to focus on personnel safety, environmental stewardship and regulatory compliance;
•	Mr. Ward - The continued reduction in the Company’s outstanding debt balance, leadership of the Company’s acquisition and divestiture activities, and execution of our risk management plans;
•	Ms. Mellencamp - No annual performance-based bonus was awarded to Ms. Mellencamp as her employment with the Company terminated on January 18, 2013; and
•	Mr. Hiney - Leadership of the Company’s administrative, accounting and tax functions, efforts to consolidate the Company’s accounting outsource providers, and the continued reduction of costs for administrative and overhead functions.

Long-term Incentives

Our long-term incentive program is intended to encourage our named executive officers and other key employees to focus on our long-term performance and to align their interests with the interests of our unitholders. The program also provides an opportunity for increased equity ownership, which fosters retention, and assists in maintaining competitive levels of total compensation. Long-term incentive awards are made pursuant to the 2009 Omnibus Incentive Compensation Plan or the Long-Term Incentive Plan, as applicable. The plans provide for a variety of unit-based and performance-based awards, including unit options, restricted units, unit grants, notional units, unit appreciation rights, performance awards and other unit-based awards. Awards under these plans may be paid in cash, units, or any combinations thereof as determined by the compensation committee.

In 2012, the compensation committee approved grants of performance-based unit and cash awards to each of the named executive officers that would be paid out in 2013 and 2014, based on the achievement of pre-established performance goals which were developed with input from Meridian. These awards were originally intended to be paid in cash but were amended to include a unit-based component to reduce cash compensation expenses for our 2012 performance-based awards and to further align our officers

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with our unitholder’s interests. Any awards earned would be paid in 2013 and 2014, which encourages the officers to remain with the Company. The target level, performance-based unit and cash awards established for the named executive officers in 2012 were:

•	Mr. Brunner - 190,114 units and $500,000 cash
•	Mr. Ward - 95,057 units and $250,000 cash
•	Ms. Mellencamp - 76,046 units and $200,000 cash
•	Mr. Hiney - 38,023 units and $100,000 cash

Unit-Based Awards

The unit-based awards contained threshold and target payout levels. No award payouts were to be made for actual performance below the threshold level. For performance within the target range, award payouts were to be made at 100%. For actual performance between the threshold and target levels, award payouts were to be determined using a linear interpolation. The target awards of these unit-based grants are part of the target-level bonuses of the named executive officers under their employment agreements.

The pre-determined 2012 performance levels required for a unit-based payout on January 2, 2013, were:

Performance Level	Payout %	Natural Gas Production (weighted 50%)	Oil/NGL Production (weighted 50%)
Target	100%	from 11.4 Bcf to 14.0 Bcf*	from 144 Mbbls to 176 Mbbls*
Threshold	50%	at least 10.2 Bcf	at least 128 Mbbls

*	Achievement of the performance metric anywhere within this range was to result in a payout of 100% of the target Class B common units, with a linear interpolation between the threshold performance level and the low end of the target range performance level.

For the year ended December 31, 2012, the Company reported natural gas production of 11.9 Bcf and oil production of 121 Mbbls. As a result, the unit grants earned for the named executive officers based on 2012 performance were as follows:

•	Mr. Brunner - 95,057 common units
•	Mr. Ward - 47,529 common units
•	Ms. Mellencamp - 38,023 common units
•	Mr. Hiney - 19,012 common units

The number of target units under these awards was calculated based on the 20-day simple average of the Company’s closing common unit price on NYSE MKT through April 5, 2012, or $2.63.

Cash-Based Awards

Similar to the unit-based awards, the cash-based awards contained threshold, target and maximum payout levels. No award payouts were to be made for actual performance below the threshold level. For performance within the target range, award payouts were to be made at 100%. For actual performance at or above the maximum level, award payouts were to be made at 200%. For actual performance between the threshold and target level and between the target and maximum levels, award payouts were to be determined using a linear interpolation between the low and high ends of the target levels, respectively. The target cash values of the grants are part of the target-level bonuses of the named executive officers under their employment agreements.

The pre-determined 2012 performance levels required for a cash payout on January 2, 2014, were:

Performance Level	Payout %	Natural Gas Production (weighted 50%)	Oil/NGL Production (weighted 50%)
Maximum	200%	at least 15.2 Bcf	at least 192 Mbbls
Target	100%	from 11.4 Bcf to 14.0 Bcf*	from 144 Mbbls to 176 Mbbls*
Threshold	50%	at least 10.2 Bcf	at least 128 Mbbls

*	Achievement of the performance metric anywhere within this range was to result in a payout of 100% of the cash value, with a linear interpolation between the threshold performance level and the low end of the target range performance level and between the high end of the target range performance level and the maximum performance level, respectively.

For the year ended December 31, 2012, the Company reported natural gas production of 11.9 Bcf and oil production of 121 Mbbls. As a result, the cash payouts earned for the named executive officers based on 2012 performance were as follows:

•	Mr. Brunner - $250,000
•	Mr. Ward - $125,000

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•	Ms. Mellencamp - $100,000
•	Mr. Hiney - $50,000

Earned awards were 100% vested as of December 31, 2012, and payment of such awards will be made on January 2, 2014, except in the case of death, disability, involuntary termination or certain change of control events, which may accelerate payment.

Company Benefits

Our named executive officers are eligible to participate in Company benefit plans such as medical, dental, life, and disability insurance, 401k and flexible spending accounts on the same terms as all our employees.

Perquisites

We do not provide any perquisites for our named executive officers.

Other Compensation Policies

Unit Ownership Requirements

We do not require specific unit ownership targets for our named executive officers or managers. However, each of the named executive officers currently maintains significant ownership in the Company.

Hedging Policies

We have a policy that does not allow speculative or proprietary trading of derivatives that create incentives to engage in risky activities that fall outside of our annual business plan. We also have a policy that prohibits employees or managers from purchasing any financial instruments that are designed to hedge or offset any decease in the market value of our units granted to them as compensation or otherwise held directly or indirectly by them.

Compensation Risk Assessment

Our compensation committee has a risk assessment process for compensation programs and found no policies or practices that would rise to the level of being reasonably likely to have a material adverse effect on the Company. We believe our compensation programs do not encourage our employees to take excessive risks to achieve larger performance-based bonus awards or additional unit-based compensation above their individual targets.

Clawback Provisions

The employment contracts with our four named executive officers contain clawback provisions. In the event of a restatement of our financial statements that are filed with the SEC, our executives must refund the amounts actually paid by us for the performance-based bonus award for the two years immediately prior to such restatement that exceed the amounts that the committee determines, in its discretion, should have been paid for those two years based on the financial results reflected in the restated financial statements. In the event there has been a final and non-appealable judgment entered by a court of competent jurisdiction that found willful misconduct by an executive in the performance of his or her duties prior to the termination of his or her employment, all payments made in the event of a voluntary or involuntary termination must be refunded.

2013 Compensation Actions

During 2013, we have not taken any compensation actions to improve the overall competitive positioning of our named executive officers relative to a benchmark peer group. The base salaries and annual performance-based bonus awards for our named executive officers remain frozen at 2012 levels.

Base Salaries

For 2013, the 2013 base salaries for our named executives who remained employed with the Company are as follows:

•	Mr. Brunner - $339,900
•	Mr. Ward - $254,925

Annual Performance-Based Bonus Awards

The 2013 annual performance-based target bonus opportunities as a percentage of base salary for each of our named executives who remained employed with the Company are as follows:

•	Mr. Brunner - 100%
•	Mr. Ward - 75%

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 Long-term Incentives

No long-term incentives, bonus programs or grants under our unit-based compensation programs have been established in 2013 for our named executive officers.

Summary Compensation Table

The following table sets forth the compensation of our named executive officers for 2012 and 2011:

Name and Principal Position	Year	Salary	Cash Bonus(a)	Unit Grants(b)	All Other Compensation(c)	Total
Stephen R. Brunner	2012	$339,900	$169,950	$169,201	$273,637	$952,688
Chief Executive Officer, Chief	2011	$330,000	$429,000	$262,100	$248,095	$1,269,195
Operating Officer, and President(d)

Michael B. Hiney	2012	$198,275	$54,526	$33,841	$61,145	$347,787
Chief Accounting Officer and Controller(d)(e)	2011	$192,500	$137,638	$39,315	$141,904	$511,357

Lisa J. Mellencamp	2012	$226,600	—	$67,681	$115,905	$410,186
General Counsel and Secretary(d)(e)	2011	$220,000	$185,900	$78,630	$165,916	$650,446

Charles C. Ward	2012	$254,925	$95,597	$84,602	$143,187	$578,311
Chief Financial Officer and Treasurer(d)	2011	$247,500	$241,313	$91,735	$184,847	$765,395

(a)	The amount in this column reflects each named employee’s annual cash incentive bonus earned for 2012 and 2011 performance. The annual cash incentive bonuses were determined by our compensation committee based on assessments of both Company and individual performance. The amounts for each of Messrs. Brunner, Hiney, and Ward and Ms. Mellencamp were awarded in recognition of the achievement of overall performance at an above target level in 2011 and at below target level in 2012.
(b)	The amount in this column reflects the grant date fair value of all unit awards in 2012 and 2011 calculated in accordance with FASB ASC Topic 718. These unit awards vest between 2013 and 2015. See Part IV. “Exhibits and Financial Statement Schedules—Notes to Consolidated Financial Statements-11. Unit-Based Compensation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for further information.
(c)	The amount in this column reflects the vested amount of the cash portion of the cash-based performance award earned during 2012, the amount of matching contributions made to each employee under our 401k plan, the cost of life insurance equal to the executive officer’s salary for 2012 and 2011 and the one-time inducement sign-on bonus during 2011. The 2012 cash-based performance award for Messrs. Brunner, Ward and Hiney and Ms. Mellencamp was $250,000, $125,000, $50,000, and $100,000, respectively. The cash portion of the one-time inducement sign-on bonus for Messrs. Brunner, Ward and Hiney and Ms. Mellencamp was $225,000, $168,750, $131,250, and $150,000, respectively
(d)	Our named executive officers are eligible to participate in Company benefit plans such as medical, dental, life, and disability insurance, 401k and flexible spending accounts on the same terms as all our employees.
(e)	Mr. Hiney’s employment with the Company terminated in May 2013, and Ms. Mellencamp’s employment with the Company terminated in January 2013.

Grants of Plan-Based Awards for 2012

The following table sets forth the grants of performance-based unit awards to our named executive officers for 2012:

			Estimated Cash Payout Under Incentive Plan Award			Estimated Unit Payout Under Incentive Plan Award
Name	Grant Date	Compensation Committee Approval Date (a)	Threshold	Target	Maximum	Threshold	Target	Maximum	Grant date fair value of units (b)

Stephen R. Brunner	6/4/2012	6/4/2012	$250,000	$500,000	$1,000,000	95,057	190,114	190,114	$169,201

Michael B. Hiney	6/4/2012	6/4/2012	$50,000	$100,000	$200,000	19,012	38,023	38,023	$33,841

Lisa J. Mellencamp	6/4/2012	6/4/2012	$100,000	$200,000	$400,000	38,023	76,046	76,046	$67,681

Charles C. Ward	6/4/2012	6/4/2012	$125,000	$250,000	$500,000	47,529	95,057	95,057	$84,602

(a)	These are cash-based and unit-based awards issued under our 2009 Omnibus Incentive Compensation Plan.
(b)	The amount in this column reflects the grant date fair value of the unit awards calculated in accordance with FAB ASC Topic 718. These units were issued January 2, 2013.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards and their market value using the closing price of our common units on NYSE MKT at December 31, 2012 for our named executive officers:

	Outstanding Equity Awards at December 31, 2012
Name	Number of Restricted Units Not Vested	Number of Unit-Based Awards Not Vested	Fair Market Value of Units Not Vested	Vesting Dates
Stephen R. Brunner	231,095	—	$272,692	2013
	136,042	—	$160,530	2014
	46,717	—	$55,126	2015
	—	10,000	$5,200	12/31/2013
	413,854	10,000	$493,548

Michael B. Hiney	33,894	—	$39,995	2013
	14,884	—	$17,563	2014
	5,112	—	$6,032	2015
	—	1,500	$780	12/31/2013
	53,890	1,500	$64,370

Lisa J. Mellencamp	72,032	—	$84,998	2013
	34,014	—	$40,137	2014
	11,680	—	$13,782	2015
	—	3,000	$1,560	12/31/2013
	117,726	3,000	$140,477

Charles C. Ward	96,596	—	$113,983	2013
	49,070	—	$57,903	2014
	15,575	—	$18,379	2015
	—	3,500	$1,820	12/31/2013
	161,241	3,500	$192,085

Vested Equity Awards for the Fiscal Year

The following table sets forth the outstanding equity awards and their market value using the closing price of our common units on the vesting date for our named executive officers that were realized by each named executive officer in 2012:

Name	Number of Common Units Acquired on Vesting(a)	Value Realized on Vesting
Stephen R. Brunner	136,038	$310,218
Michael B. Hiney	14,882	$33,936
Lisa J. Mellencamp	34,009	$77,554
Charles C. Ward	49,067	$110,996

(a)	Does not include any long-term equity incentives earned in 2012, which were granted on January 2, 2013.

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Employment Agreements

We have entered into definitive employment agreements with each of our named executive officers. Pursuant to the terms of the employment agreements, each named executive officer received compensation with respect to performance for 2012:

Name	Base Salary	Bonus Target	Maximum Bonus	Unit–Based Performance Award (a)	Cash-Based Performance Award (a)
Stephen R. Brunner	$339,900	100%	200%	95,057 units	$250,000
Michael B. Hiney	$198,275	55%	80%	19,012 units	$50,000
Lisa J. Mellencamp	$226,600	65%	130%	38,023 units	$100,000
Charles C. Ward	$254,925	75%	150%	47,529 units	$125,000

(a)	Each of our named executive officer’s employment agreement includes the right to participate in the 2009 Omnibus Incentive Compensation Plan. Any annual grants of unit-based compensation under the plan are determined by the compensation committee and the board of managers.

Each executive’s employment may be terminated at any time and for any reason by either or both of the Company and the executive. Except as described below, if the executive terminates his or her employment, all unvested or unearned awards will be forfeited. If the executive’s employment is terminated in connection with an “Involuntary Termination” at any time prior to a Change of Control (described below) of the Company or after two years have elapsed following a Change of Control (but not during such two-year period, for which the Enhanced Severance Amount described below is provided), the Company will, pursuant to the terms of the employment agreements, make payments and take actions as follows (such payments and actions, the “Severance Amount”):

•	make a cash payment of (i) one and one-half times the executive’s then-current annual compensation, which includes (A) the target-level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination or the annual base salary in effect 180 days prior to the Involuntary Termination;
•	cause any unvested awards granted under the Plan to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable; and
•	cause a continuation of medical and dental benefits for one year following the Involuntary Termination.

If the executive’s employment is terminated (i) by the executive through the exercise of the Special Termination Option (described below) or (ii) in connection with an Involuntary Termination during the two-year period following a Change of Control of the Company, the Company will, pursuant to the terms of his or her Employment Agreement, make payments and take actions as follows (such payments and actions, the “Enhanced Severance Amount”);

•	make a cash payment of (i) two times the executive’s then-current annual compensation, which includes (A) the target level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination, the annual base salary in effect 180 days prior to the Involuntary Termination, or the annual base salary in effect immediately prior to the change of control, plus (iii) the performance award and target-based grants payable under the Plan for the then-current year, paid as if the target-level performance was achieved for the entire year, prorated based on the number of whole or partial months completed at the time of the Involuntary Termination;
•	cause any unvested awards granted under the Plan to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable;
•	cause a continuation of medical and dental benefits for one year following the change of control; and
•	provide for a full tax gross-up in connection with any excise tax levied on the items described in the preceding three bullets.

A “Change of Control” occurs if any of the following events occurs: (i) during a period of 24 consecutive months, all of the Class B managers at the beginning of such period, and any persons nominated by at least two such managers, cease to constitute all of the Class B managers, (ii) during a period of 24 consecutive months, the individuals who constitute our board of managers at the beginning of such period, and any persons nominated by at least two Class B managers, cease to constitute at least a majority of our board of managers, (iii) during a period of 24 consecutive months immediately following a Class A Event (described below), at least one Class B manager ceases to serve as a manager, (iv) any person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding units eligible to vote for the election of our board of managers, (v) certain business combinations, unless the Company’s unitholders control more than 60% of the voting power of the surviving entity, no person owns more than 25% of the voting power of the surviving entity and a majority of the members of the board of the surviving entity were managers at the time the agreement approving the business combination was approved by our board of managers, (vi) a plan of liquidation of the Company is approved by the unitholders or (vii) a sale of all or substantially all of the assets of the Company to an acquiror which has more than 40% of its voting power controlled by persons other than the Company’s unitholders. A “Class A Event” occurs if (A) PostRock Energy Corporation (“PostRock”) ceases to own directly or indirectly at least 50% of the Class A units, (B) certain business combinations involving PostRock where persons other than PostRock’s stockholders control more than 40% of the voting power of the surviving entity or (C) PostRock ceases to have the direct or indirect right to appoint all of the Class A managers. The employment agreements stipulate that a Class A Event occurred on March 12, 2012, and the issuance of Class A units on August 9, 2013 to Sanchez Energy Partners I, LP triggered another Class A Event. Accordingly, a Change of Control has been triggered under the employment agreements, and if any of CEPM’s proposed nominees are elected to our board of managers, a Change of Control will again be triggered.

The “Special Termination Option” permits each executive to terminate his or her employment at any time within the one-year period following the acquisition by PostRock or its affiliates of at least 49% of our outstanding common units.

The Severance Amount and Enhanced Severance Amount are contingent on the execution of a release of any claims the terminated executive may have against us and our affiliates. In addition, any such amounts must be repaid if a final and non-appealable judgment is entered by a court of competent jurisdiction finding that the executive’s conduct in performance of his or her duties under the employment agreement constituted willful misconduct.

The initial term of the employment agreements will expire in 2014 unless sooner terminated in accordance with the employment agreement. If the agreements have not otherwise been terminated prior to the expiration of the initial term, the employment agreements will automatically be extended for an additional one-year period unless either party to such employment agreement delivers written notice 180 days prior to the expiration of the initial term. We guaranteed the obligations of CEP Services Company, Inc. under the employment agreements.

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PROPOSAL NO. 2: ADVISORY VOTE ON THE COMPANY’S 2012 EXECUTIVE COMPENSATION

We are seeking a non-binding advisory vote from our unitholders to approve the compensation awarded to our named executive officers for 2012, as we have described it in this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Compensation Committee and management regarding investor sentiment about our executive compensation philosophy, objectives and practices which the Compensation Committee and management will be able to consider when determining executive compensation for the remainder of 2013 and beyond.

We compete for executive talent with larger energy companies that have substantially greater resources, and our executive compensation philosophy, objectives and practices are based on our need to attract and retain executives with the talent and experience necessary for the Company to achieve its primary strategy and business plan. The Compensation Committee engages an independent compensation consultant to provide guidance to the Compensation Committee and management regarding the reasonableness of our executive officers’ compensation based on market data. We strive to offer compensation packages to our executive officers that are reasonable and competitive with the companies we compete with for executive talent.

We are asking our unitholders to indicate their support for the compensation awarded to our named executive officers for 2012 as described in this proxy statement because we believe it is reasonable and in line with the Company’s business strategy and long-term success.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH BELOW. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARDS, THE PROXY WILL VOTE UNITS “FOR” APPROVAL OF THIS PROPOSAL.

“RESOLVED, that the unitholders approve, on a non-binding and advisory basis, the compensation paid for 2012 to the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Company’s 2013 proxy statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission.”

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PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF THE UNITHOLDER VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking a non-binding advisory vote from our unitholders to determine the frequency with which our unitholders will have an opportunity to vote, on an advisory and non-binding basis, to approve our executive compensation. We are providing our unitholders the option of selecting a frequency of every three years, two years or one year, or abstaining. While this vote is also advisory, and not binding on the Company, our board of managers will review the results of the vote and take the results into consideration in making a determination concerning the frequency of unitholder advisory votes on our executive compensation.

Our board of managers recommends that our unitholders vote “for every three years” in respect of the frequency of the unitholder vote on our executive compensation. A vote every three years will provide us with the time to thoughtfully respond to our unitholders’ sentiments and implement any necessary changes. Our Compensation Committee and management carefully review the compensation awarded to our executive officers to determine the reasonableness and competitiveness of our executive officers’ compensation. A thoughtful review is important to design compensation that motivates and retains our executive officers. We, therefore, believe that a vote every three years is an appropriate frequency to provide our Compensation Committee and management with sufficient time to thoughtfully consider unitholders’ input and to implement any appropriate changes.

You have the opportunity to vote for every one year, for every two years, for every three years or abstain from voting on the frequency of the unitholder vote on executive compensation. The frequency that receives the highest number of votes will be deemed to be the choice of the unitholders.

THE BOARD OF MANAGERS RECOMMENDS A VOTE FOR THE RESOLUTION BELOW. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARDS, THE PROXY WILL VOTE UNITS FOR EVERY “THREE YEARS” WITH RESPECT TO THIS PROPOSAL.

“RESOLVED, that the unitholders approve, on a non-binding and advisory basis, that a non-binding advisory vote of the Company’s unitholders to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission in the Company’s proxy statement, shall be held at an annual meeting of the Company’s unitholders, beginning with the 2013 annual meeting of unitholders, every three years.”

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PROPOSAL NO. 4: RATIFICATION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

Vote Required

Approval of the proposal to ratify KPMG LLP as our independent registered public accounting firm for the year 2013 requires the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of our common units and Class A units, voting together as a single class, present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

Unitholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our operating agreement or otherwise. We are submitting the selection of KPMG LLP to unitholders for ratification as a matter of good corporate governance. If this selection of auditor is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the 2013 annual meeting, the audit committee may reconsider its selection of auditor. We are advised that no member of KPMG LLP has any direct or material indirect financial interest in our Company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of KPMG LLP will attend the 2013 annual meeting. A representative of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm for the year 2012, will not attend the 2013 annual meeting. The KPMG LLP representative will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Change in Accounting Firm

On March 18, 2013, our audit committee approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as its auditors. The Company formally notified PwC of its dismissal on March 18, 2013.

During the Company’s two most recent fiscal years ended December 31, 2012 and 2011, PwC’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company and PwC have not, during the Company’s two most recent fiscal years ended December 31, 2012 and 2011 and the subsequent period through March 18, 2013, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports on the Company’s financial statements for such years; and there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company requested PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the disclosures required by Section 304(a) of Regulation S-K. A copy of such letter dated March 21, 2013, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2013.

At no time during the Company’s two most recent fiscal years and the subsequent period through March 18, 2013, did the Company, or anyone on its behalf, consult with KPMG LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue nor was KPMG LLP consulted on any other matters or reportable events described under Item 304(a)(1)(v) of Regulation S-K.

Fees Paid

We engaged our principal accountant in 2012 and 2011, PricewaterhouseCoopers LLP, to audit our financial statements and perform other professional services for the fiscal years ended December 31, 2012 and 2011.

Audit Fees. The aggregate fees billed for the financial statement audit or services provided in connection with statutory or regulatory filings for the years ended 2012 and 2011 were $804,201 and $583,640, respectively.

Audit-Related Fees. The aggregate audit-related fees billed by PricewaterhouseCoopers LLP for the years ended 2012 and 2011 were none and $8,300, respectively. These fees related to consents for registration statements.

Tax Fees. The aggregate fees related to the preparation of K-1 statements for the years ended 2012 and 2011 were $381,390 and $449,052, respectively.

All Other Fees. The other fees billed by our principal accountant for the years ended 2012 and 2011 for services other than those described above were none and $23,000, respectively.

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Audit Committee Pre-Approval Policies and Practices

Our audit committee must pre-approve any audit and permissible non-audit services performed by our independent registered public accounting firm. Additionally, the audit committee has oversight responsibility to ensure the independent registered public accounting firm is not engaged to perform certain enumerated non-audit services, including but not limited to bookkeeping, financial information system design and implementation, appraisal or valuation services, internal audit outsourcing services and legal services. The audit committee has adopted an audit and non-audit services pre-approval policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. Pursuant to the policy, all services must be reviewed and approved and the chairman of the audit committee has been delegated the authority to specifically pre-approve services, which pre-approval is subsequently reviewed with the committee. All of the services described as Audit-Related Fees, Tax Fees and All Other Fees were approved by the audit committee.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED ON THE WHITE PROXY CARDS, THE PROXY WILL VOTE UNITS “FOR” APPROVAL OF THIS PROPOSAL.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and managers, we believe that during 2012 all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner.

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SUBMISSION OF UNITHOLDER PROPOSALS AND MANAGER NOMINATIONS FOR NEXT YEAR

Proposals for 2014 Annual Meeting

Any unitholder who desires to include a proposal in the proxy statement for the 2014 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must deliver it so that the Company receives it by                , 2014. However, if the date of the 2014 annual meeting is changed by more than 30 days from the date of the 2013 annual meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

For presentation at the next annual meeting of unitholders, pursuant to our operating agreement, any unitholder who wants to present a proposal (other than a Rule 14a-8 proposal) at the 2014 annual meeting must deliver it so it is received by the Company by                   , 2014, but not earlier than                   , 2014. However, if the date of the 2014 annual meeting is changed so that it is more than 30 days earlier or more than 30 days later than the anniversary of the 2013 annual meeting, any such proposals must be delivered not more than 120 days prior to the 2014 annual meeting and not less than the later of (1) 90 days prior to the 2014 annual meeting or (2) 10 days following the day on which we first publicly announce the date of the 2014 annual meeting. A unitholder must comply with all applicable requirements set forth in the Company’s operating agreement to present business at an annual meeting. These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a unitholder must meet in order to have a proposal included in our proxy statement under Rule 14a-8.

Any proposals must be sent, in writing, to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002. Proposals will not be accepted by facsimile.

Manager Nominations for 2014 Annual Meeting and for Any Special Meeting

Pursuant to our operating agreement, only persons who are nominated either by our board of managers or by our unitholders in accordance with the following procedures are eligible for election as managers. Nominations of persons for election to our board of managers may be made at an annual meeting by a unitholder only if (a) timely notice thereof is provided to our Secretary, (b) such unitholder is entitled to vote at the meeting and (c) such unitholder either (i) was a record holder of a sufficient number of units as of the record date for such meeting to elect one or more members to our board of managers assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units or (ii) such unitholder states in its notice that it intends to deliver a proxy statement and form of proxy to holders of a percentage of the outstanding units reasonably believed by such unitholder to be sufficient to elect the candidates proposed by such unitholder. All nominations, other than those made by or at the direction of our board of managers, must be made pursuant to timely notice in writing to our Secretary. With respect to manager elections held at our annual meetings, our operating agreement provides that to be timely, a unitholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. For a nomination of any person for election to our board of managers to be considered at the 2014 annual meeting of unitholders, it must be properly submitted to our Secretary at 1801 Main Street, Suite 1300, Houston, Texas 77002, no later than                    , 2014, but not earlier than                   , 2014. Our operating agreement also provides that unitholder nominations of persons for election to our board of managers may be made at a special meeting of unitholders at which managers are to be elected pursuant to our notice of meeting provided unitholder notice of the nomination is timely. To be timely, a unitholder’s notice must be delivered to our Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of managers to be elected at such meeting.

A unitholder’s notice to our Secretary must set forth (a) as to each person whom the unitholder proposes to nominate for election or reelection as a manager all information relating to such person that is required to be disclosed in solicitations of proxies for election of managers, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a manager if elected; and (b) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such unitholder and such beneficial owner, and (iii) whether either such unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.

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HOUSEHOLDING MATTERS

Unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact our Investor Relations at (877) 847-0009 or write to Investor Relations, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your common units through a bank, broker or other unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the unitholder of record.

OTHER DISCLOSURE

On August 30, 2013, a lawsuit was filed in the Chancery Court of the State of Delaware by CEPM, Gary M. Pittman and John R. Collins against Messrs. Brunner, Langdon, Bachmann, Seitz and Willinger, Sanchez Oil & Gas Corporation ("SOG"). Sanchez Energy Partners I, LP ("SEP") and the Company in connection with the Company's closing on August 9, 2013 of the purchase of oil and gas properties from SOG and the issuance of units to SEP in connection therewith. The plaintiffs contend, among other things, that the issuance of the units to SEP in connection with the acquisition was not permitted under the Company's operating agreement, that Messrs. Pittman and Collins should not have been removed as the Class A managers of the Company's board of managers, and that SEP, SOG and Messrs. Sanchez and Willinger participated in the bad faith conduct of the other defendants and interfered with CEPM's contractual rights under the Company's operating agreement. The plaintiffs allege claims against the Company and certain of its managers and officers relating to breach of contract, breach of the duty of good faith, and breach of the implied covenant of good faith and fair dealing; the plaintiffs also allege aiding and abetting and tortuous interference claims against SOG, SEP and Messrs. Sanchez and Willinger. The plaintiffs seek, among other things, declaratory relief reappointing Messrs. Pittman and Collins to the Company's board of managers and removing Messrs. Sanchez and Willinger therefrom, and injunction against the Company taking any further action outside the ordinary course of business during the pendency of the litigation, declaratory relief rescinding the units issued by the Company to SEP, declaratory relief that CEPM has sole voting power with respect to the outstanding Class A units, declaratory relief that CEPM has sole voting power with respect to the outstanding A units, declaratory relief that Messrs. Brunner, Langdon, Bachmann and Seitz have breached fiduciary and contractual duties and are not entitled to indemnification from the Company as a result thereof, and monetary damages. The Company believes that the allegations contained in the lawsuit are without merit and intends to vigorously defend itself and Messrs. Brunner, Langdon, Bachmann and Seitz against the claims raised in the complaint. The outcome of this litigation may affect the validity of any votes cast by SEP with respect to the proposals set forth in this proxy statement. A ruling that the units issued to SEP should be rescinded or declared to be non-voting would reduce the number of units outstanding and the votes cast with respect to each proposal, with such units and votes not counting toward matters voted upon at the 2013 annual meeting. An injunction hearing has been scheduled for the week of December 2, 2013 in the Delaware Chancery Court to determine whether the 2013 annual meeting should be postponed until after a decision is rendered in connection with the trial on the merits between the parties scheduled for mid-December 2013.

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Appendix A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Managers and Manager Nominees,” and “Officers and Employees”) provide the name and business address of our managers and manager nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our unitholders in connection with our Annual Meeting.

Managers and Manager Nominees

The principal occupations of our managers and manager nominees who are considered “participants” in our solicitation are set forth under the heading “Proposal No. 1: Election of Class B Managers” beginning on page 5 of this proxy statement. The name and business addresses of our managers and manager nominees are as follows:

Name	Business Address
Richard H. Bachmann	Enterprise Products Partners, L.P. 1100 Louisiana, Suite 1800 Houston, TX 77002
Alan S. Bigman	VistaTex Energy LLC 2929 Allen Parkway, Suite 3450 Houston, TX 77019
Richard S. Langdon	KMD Operating Company, LLC 2170 Buckthorne Place, Suite 240 The Woodlands, TX 77380
Antonio R. Sanchez, III	Sanchez Oil & Gas Corporation 1111 Bagby, Suite 1800 Houston, TX 77002
John N. Seitz	Endeavor International Corp. 1000 Main St., Suite 3300 Houston, TX 77002
Gerald F. Willinger	Sanchez Oil & Gas Corporation 1111 Bagby, Suite 1800 Houston, TX 77002

Officers and Employees

The principal occupations of our officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to the officer’s or employee’s position with the Company, and the business address for each officer is 1801 Main Street, Suite 1300, Houston, Texas 77002.

Name	Principal Occupation
Stephen R. Brunner	President and Chief Executive Officer
Charles C. Ward	Chief Financial Officer and Treasurer
Elizabeth A. Evans	Vice President of Land, General Counsel and Secretary
Garrick A. Hill	Vice President of Risk Management and Assistant Treasurer

Information Regarding Ownership of Company Securities by Participants

Information regarding our securities held by our managers and manager nominees, and named executive officers as of October 25, 2013 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement, except for Mr. Hill, who owns 91,524 Class B units, and one Class Z unit which Mr. Sanchez may be deemed to beneficially own. Our securities that are owned of record by each of our managers and manager nominees, officers and employees are beneficially owned by such person.

Information Regarding Transactions in Company Securities by Participants

The following table provides information regarding purchases and sales of our securities by each of the participants listed above under “Managers and Manager Nominees,” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

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Securities Purchased or Sold (October 25, 2011 through October 25, 2013)

Name	Date	Number of Class B Units	Number of Class A Units	Description of Transaction
Richard H. Bachman	--	--	--	None
Alan S. Bigman	--	--	--	None
Stephen R. Brunner	3/1/2013	11,678	--	Disposition	Sale of units to satisfy a tax obligation
	1/2/2013	46,094	--	Disposition	Sale of units to satisfy a tax obligation
	1/2/2013	95,057	--	Acquisition	Vesting of grants under a long term incentive plan
	3/1/2012	11,678	--	Disposition	Sale of units to satisfy a tax obligation
	1/3/2012	22,330	--	Disposition	Sale of units to satisfy a tax obligation
Elizabeth A. Evans	8/9/2013	324	--	Acquisition	Vesting of grants under a long term incentive plan
	8/1/2013	4,204	--	Acquisition	Vesting of grants under a long term incentive plan
	3/1/2013	1,557	--	Acquisition	Vesting of grants under a long term incentive plan
	8/1/2012	4,204	--	Acquisition	Vesting of grants under a long term incentive plan
	3/1/2012	1,557	--	Acquisition	Vesting of grants under a long term incentive plan
Garrick A. Hill	8/1/2013	1,546	--	Acquisition	Vesting of grants under a long term incentive plan
	3/1/2013	1,460	--	Acquisition	Vesting of grants under a long term incentive plan
	8/1/2012	1,546	--	Acquisition	Vesting of grants under a long term incentive plan
	3/1/2012	1,460	--	Acquisition	Vesting of grants under a long term incentive plan
	12/30/2011	5,000	--	Acquisition	Open market purchase
	12/22/2011	2,800	--	Acquisition	Open market purchase
	12/21/2011	24,200	--	Acquisition	Open market purchase
Richard S. Langdon	--	--	--	None
Antonio R. Sanchez, III	8/9/2013	4,724,407	1,130,512	Acquisition	See Note (1)
John N. Seitz	--	--	--	None
Charles C. Ward	3/1/2013	3,892	--	Disposition	Sale of units to satisfy a tax obligation
	1/2/2013	20,256	--	Disposition	Sale of units to satisfy a tax obligation
	1/2/2013	47,529	--	Acquisition	Vesting of grants under a long term incentive plan
	3/1/2012	3,892	--	Disposition	Sale of units to satisfy a tax obligation
	1/3/2012	8,374	--	Disposition	Sale of units to satisfy a tax obligation
	12/22/2011	20,000	--	Acquisition	Open market purchase
Gerald F. Willinger	--	--	--	None

(1)	Ownership data as reported on Form 3 on August 13, 2013 and Schedule 13D on August 19, 2013 by Sanchez Energy Partners I, LP, SEP Management I, LLC, Sanchez Oil & Gas Corporation, A. R. Sanchez, Jr. and Antonio R. Sanchez, III. These securities are owned directly by Sanchez Energy Partners I, LP., which is controlled by its general partner, SEP Management I, LLC, a wholly-owned subsidiary of Sanchez Oil & Gas Corporation. Sanchez Oil & Gas Corporation is managed by A.R. Sanchez, Jr. and Antonio R. Sanchez, III. Each of SEP Management I, LLC, Sanchez Oil & Gas Corporation, A. R. Sanchez, Jr. and Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the units held by Sanchez Energy Partners I, LP. Each of SEP Management I, LLC, Sanchez Oil & Gas Corporation, A. R. Sanchez, Jr. and Antonio R. Sanchez, III disclaims beneficial ownership of these securities except to the extent of such person's pecuniary interest therein.

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the proxy statement, to the Company’s knowledge after due inquiry of such persons, no person listed above under “Managers and Manager Nominees,” and “Officers and Employees” or any of his or her “associates” (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934) beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, any common units or other securities of the Company or any of its subsidiaries. Furthermore, except as described in the proxy statement, to the Company’s knowledge after due inquiry of such persons, no such person or any of his or her affiliates or associates is or since January 1, 2012 has been either a party to any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the

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amount involved exceeds $120,000, and (iii) in which such person, affiliate or associate had or will have a direct or indirect material interest, as described in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

To the Company’s knowledge after due inquiry of such persons, except as described in the proxy statement, no person listed above under “Managers and Manager Nominees,” and “Officers and Employees” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or the proxy statement, to the Company’s knowledge after due inquiry of such persons, none of the persons listed under “Managers and Manager Nominees,” and “Officers and Employees” is or within the past year has been a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix A or the proxy statement, to the Company’s knowledge after due inquiry of such persons, no persons listed under “Managers and Manager Nominees,” and “Officers and Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, and there are no arrangements or understandings pursuant to which any nominee for election as a manager is proposed to be elected, and therefore there are no parties to any such arrangement or understanding who could have such an interest. No person listed above under “Managers and Manager Nominees” and “Officers and Employees” has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

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PRELIMINARY CARD SUBJECT TO COMPLETION C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on the day before the meeting. Vote by Internet o Log on to the Internet and go to http://proxy.georgeson.com/ o Follow the steps outlined on the secured website. Vote by telephone o Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. o Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Managers recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 4 and a THREE year frequency on Proposal 3. 1. Election of Managers: For Withhold For Withhold For Withhold 01 - Richard H. Bachmann 02 - Alan S. Bigman 03 - Richard S. Langdon 2. Approval of Executive Compensation for 2012. For Against Abstain 3. Frequency of Executive Compensation Vote. 1 Year 2 Years 3 Years Abstain 4. Appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2013. B Non-Voting Items Change of Address - Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. NNNNNNNC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 7 4 6 0 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01PSVC

Proxy - Constellation Energy Partners LLC The undersigned hereby appoints Stephen R. Brunner and Charles C. Ward, or each of them, with or without the other, proxies, with full power of substitution and re-substitution, to vote all common units that the undersigned is entitled to vote at the 2013 Annual Meeting of Unitholders of Constellation Energy Partners LLC to be held on December 5, 2013, and all adjournments and postponements thereof on all matters that may properly come before the annual meeting. Your common units will be voted as directed on this card. If this card is signed and no direction is given for any item, your common units will be voted FOR all board nominees listed in Proposal 1, FOR Proposal 2 and 4 and for a THREE year frequency on Proposal 3. Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope. If you have any comments or a change of address, mark on the reverse side. (Continued and to be voted on reverse side) SEE REVERSE SIDE